UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

December 2, 2004

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 2, 2004, Extreme Networks, Inc. (the “Company”) notified the Nasdaq National Market that due to a single vacancy on the Company’s Board of Directors, the Company’s Board of Directors is no longer comprised of a majority of independent directors. Therefore, the Company currently fails to satisfy Nasdaq Market Place Rule 4350(c)(1), however Rule 4350(c)(1) provides for a cure period and the Company’s current Board will come into compliance during the cure period, as described below.

The Company’s Board of Directors is currently comprised of three independent members and three non-independent members. Nasdaq Marketplace Rule 4350(c)(1) provides that the Company must regain compliance with Nasdaq Market Place Rule 4350(c)(1), by the earlier of its next annual shareholder meeting or one year from the date of the event causing non-compliance, December 1, 2005. One of the Company’s current non-independent members will become “independent”, as such term is defined in Nasdaq Marketplace Rule 4200(a)(15), in July 2005. In addition, the Company’s Board of Directors continues to review and consider new and independent candidates for membership on the Board. Accordingly, the Company anticipates that it will regain compliance with Nasdaq Marketplace Rule 4350(c)(1) no later than July 2005.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2004
EXTREME NETWORKS, INC.

	By:	/s/ William R. Slakey
William R. Slakey Chief Financial Officer

3